Exhibit 99.1

Thryv Grows SaaS Revenue 24% Year-Over-Year in First Quarter 2023

–First quarter total SaaS clients increased 15% and SaaS monthly active users increased 25% year-over-year
–Efficient customer channels and operating leverage deliver strong SaaS EBITDA outperformance

DALLAS, May 4, 2023 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv, the leading small business software platform, announced that its SaaS revenue grew 24% year-over-year in the first quarter of 2023.

“We delivered strong first quarter results,” said Joe Walsh, Chairman and CEO. “Every success metric is steady or increasing year-over-year and quarter-over-quarter. We performed well against our guidance, reporting strong SaaS revenue growth, improving SaaS Adjusted EBITDA, and increasing marketing services revenue. Our key SaaS metrics, subscribers and ARPU, showed continued strength as a result of prioritizing innovation and execution. This gives us strong predictability and reflects steady, smart growth. We are intensely focused on increasing engagement and usage because these lead to increased renewal and spend.”

“Acquisitions of well-run marketing services businesses are a key part of our strategy,” Walsh continued. “We are pleased to announce we've acquired Yellow Holdings Limited, the official yellow pages publisher of New Zealand. Also known as Yellow, the company has been New Zealand's leading marketing services company for more than 50 years and has over 10,000 digital clients. Yellow's excellent team will now be able to guide local business owners who are ready to modernize their business, and, as a result, adopt our Thryv platform.”

Thryv continues to roll out new products based on its “center” strategy. The most recent launch, Marketing Center, is gaining client sign-ups by providing tools SMBs need to market and grow. With the launch of additional centers over the next few years, Thryv will offer additional functionality at a variety of price points. As a small business scales and gains incremental value through its Thryv platform, clients will be able to expand the solutions they purchase from Thryv.

“Looking ahead to the rest of 2023, we remain confident in our previous full year SaaS revenue guidance and are focused on achieving SaaS EBITDA profitability,” said Paul Rouse, Chief Financial Officer. “As a result of our recent acquisition of Yellow Holdings and predictable performance in billings, we are increasing our full year guidance of both marketing services revenue and marketing services EBITDA. We are pleased with our results this quarter. Our goal is to drive more operating leverage in the SaaS business as the year progresses.”

First Quarter 2023 Financial Highlights:

Revenue

•Total SaaS1 revenue was $59.9 million, a 24.4% increase year-over-year
•Total Marketing Services2 revenue was $185.6 million, a 28.7% decrease year-over-year
•Consolidated total revenue was $245.6 million, a decrease of 20.4% year-over-year
•Consolidated net income was $9.3 million, or $0.25 per diluted share, compared to net income of $33.5 million, or $0.88 per diluted share, for the first quarter of 2022
•Consolidated Adjusted EBITDA was $58.5 million, representing an Adjusted EBITDA margin of 23.8%
•Total SaaS Adjusted EBITDA loss was $0.2 million
•Total Marketing Services Adjusted EBITDA was $58.7 million, representing an Adjusted EBITDA margin of 31.6%
•Consolidated Gross Profit was $154.8 million
•Consolidated Adjusted Gross Profit3 was $161.9 million
•SaaS Gross Profit was $37.2 million, representing a Gross Profit Margin of 62.0%
•SaaS Adjusted Gross Profit was $38.5 million, representing an Adjusted Gross Profit Margin of 64.2%
SaaS Metrics
•SaaS monthly Average Revenue per Unit (“ARPU”)4 increased to $379 for the first quarter of 2023, compared to $352 in the first quarter of 2022
•Total SaaS clients increased 15% year-over-year to 54 thousand for the first quarter of 2023
•Seasoned Net Dollar Retention5 was 91% at the end of the first quarter of 2023
•SaaS monthly active users6 increased 25% year-over-year to 45 thousand active users for the first quarter of 2023
•ThryvPay total payment volume was $45 million, an increase of 78% year-over-year

1 Total SaaS revenue in the U.S. and International segments was $58.1 million and $1.8 million for the three months ended March 31, 2023, respectively.
2 Total Marketing Services revenue in the U.S. and International segments was $147.3 million and $38.3 million for the three months ended March 31, 2023, respectively.
3 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
4 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month.
5 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
6 Defined as a client with one or more users who log into our SaaS solutions at least once during the calendar month.

Outlook
Based on information available as of May 4, 2023, Thryv is issuing guidance7 for the second quarter of 2023 and full year 2023 as indicated below:

	2nd Quarter	Full Year
(in millions)	2023	2023
SaaS Revenue	$63.0 - $63.5	$257 to $259
SaaS Adjusted EBITDA	$0.75 - $1.25	$2.5 - $3.5

	2nd Quarter	3rd Quarter	4th Quarter	Full Year
(in millions)	2023	2023	2023	2023
Marketing Services Revenue	$188 - $190	$114 - $118	$166 - $170	$653 - $663
Marketing Services Adjusted EBITDA				$187 - $190

Earnings Conference Call Information
Thryv will host a conference call on Thursday, May 4, 2023 at 8:30 a.m. (Eastern Time) to discuss the Company's first quarter 2023 results.

For analysts to register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “87769.”

7 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Final Results

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2023	2022
Revenue	$245,555	$308,375
Cost of services	90,747	110,519
Gross profit	154,808	197,856

Operating expenses:
Sales and marketing	76,343	93,955
General and administrative	47,680	52,194
Total operating expenses	124,023	146,149

Operating income	30,785	51,707
Other income (expense):
Interest expense	(16,488)	(13,108)
Interest expense, related party	—	(1,759)
Other components of net periodic pension (cost) benefit	(121)	70
Other income (expense)	(366)	6,222
Income before income tax expense	13,810	43,132
Income tax expense	(4,496)	(9,621)
Net income	$9,314	$33,511
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	(2,188)	5,448
Comprehensive income	$7,126	$38,959

Net income per common share:
Basic	$0.27	$0.98
Diluted	$0.25	$0.88

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	34,606,864	34,159,979
Diluted	36,981,652	37,957,685

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$15,395	$16,031
Accounts receivable, net of allowance of $13,196 in 2023 and $14,766 in 2022	271,905	284,698
Contract assets, net of allowance of $30 in 2023 and $33 in 2022	2,120	2,583
Taxes receivable	7,918	11,553
Prepaid expenses	39,580	25,092
Indemnification asset	27,250	26,495
Other current assets	24,463	11,864
Total current assets	388,631	378,316
Fixed assets and capitalized software, net	38,115	42,334
Goodwill	564,934	566,004
Intangible assets, net	33,019	34,715
Deferred tax assets	115,796	113,859
Other assets	31,772	42,649
Total assets	$1,172,267	$1,177,877

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,980	$18,972
Accrued liabilities	127,229	126,810
Current portion of unrecognized tax benefits	32,675	31,919
Contract liabilities	47,782	41,854
Current portion of long-term debt	70,000	70,000
Other current liabilities	10,164	10,937
Total current liabilities	296,830	300,492
Term Loan, net	311,483	345,256
ABL Facility	72,231	54,554
Pension obligations, net	72,584	72,590
Deferred tax liabilities	—	513
Other liabilities	24,086	22,205
Total long-term liabilities	480,384	495,118
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 61,557,811 shares issued and 34,817,979 shares outstanding at March 31, 2023; and 61,279,379 shares issued and 34,593,837 shares outstanding at December 31, 2022	616	613
Additional paid-in capital	1,112,420	1,105,701
Treasury stock - 26,739,832 shares at March 31, 2023 and 26,685,542 shares at December 31, 2022	(469,941)	(468,879)
Accumulated other comprehensive income (loss)	(18,449)	(16,261)
Accumulated deficit	(229,593)	(238,907)
Total stockholders' equity	395,053	382,267
Total liabilities and stockholders' equity	$1,172,267	$1,177,877

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in thousands)	2023	2022
Cash Flows from Operating Activities
Net income	$9,314	$33,511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,431	21,969
Amortization of debt issuance costs	1,361	1,441
Deferred income taxes	(1,675)	(5,671)
Provision for credit losses and service credits	5,755	5,467
Stock-based compensation expense	5,393	1,928
Other components of net periodic pension cost (benefit)	121	(70)
(Gain) loss on foreign currency exchange rates	(881)	1,077
Bargain purchase gain	—	(7,297)
Other	(756)	1,440
Changes in working capital items, excluding acquisitions:
Accounts receivable	16,268	(12,361)
Contract assets	463	1,285
Prepaid expenses and other assets	(14,679)	(6,920)
Accounts payable and accrued liabilities	(6,515)	(9,775)
Other liabilities	2,711	3,303
Net cash provided by operating activities	32,311	29,327

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(5,136)	(3,999)
Acquisition of a business, net of cash acquired	—	(22,003)
Net cash (used in) investing activities	(5,136)	(26,002)

Cash Flows from Financing Activities
Payments of Term Loan	(35,000)	(15,444)
Payments of Term Loan, related party	—	(2,056)
Proceeds from ABL Facility	272,857	302,374
Payments of ABL Facility	(255,179)	(279,327)
Other	267	839
Net cash (used in) provided by financing activities	(17,055)	6,386

Effect of exchange rate changes on cash and cash equivalents	(290)	541
Increase in cash and cash equivalents and restricted cash	9,830	10,252
Cash and cash equivalents and restricted cash, beginning of period	18,180	13,557
Cash and cash equivalents and restricted cash, end of period	$28,010	$23,809

Supplemental Information
Cash paid for interest	$15,008	$11,966
Cash (received) paid for income taxes, net	$(992)	$15,421

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended March 31,		Change
(in thousands)	2023	2022 (1)	Amount	%
Revenue
Thryv U.S.
Marketing Services	$147,300	$212,533	$(65,233)	(30.7)%
SaaS	58,127	47,343	10,784	22.8%
Thryv International
Marketing Services	38,326	47,664	(9,338)	(19.6)%
SaaS	1,802	835	967	115.8%
Consolidated Revenue	$245,555	$308,375	$(62,820)	(20.4)%

Segment Gross Profit
Thryv U.S.
Marketing Services	$93,174	$136,510	$(43,336)	(31.7)%
SaaS	35,960	29,409	6,551	22.3%
Thryv International
Marketing Services	24,480	31,716	(7,236)	(22.8)%
SaaS	1,194	221	973	NM
Consolidated Segment Gross Profit	$154,808	$197,856	$(43,048)	(21.8)%

Segment EBITDA
Thryv U.S.
Marketing Services	$41,264	$66,395	$(25,131)	(37.9)%
SaaS	1,122	(4,364)	5,486	125.7%
Thryv International
Marketing Services	17,409	24,097	(6,688)	(27.8)%
SaaS	(1,326)	(2,411)	1,085	45.0%
Consolidated Adjusted EBITDA	$58,469	$83,717	$(25,248)	(30.2)%

(1)    Thryv U.S. includes Vivial results of operations subsequent to the January 21, 2022 acquisition date.

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income and Adjusted Gross Profit to Gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income:

	Three Months Ended March 31,
(in thousands)	2023	2022
Reconciliation of Adjusted EBITDA
Net income	$9,314	$33,511
Interest expense	16,488	14,867
Depreciation and amortization expense	15,431	21,969
Stock-based compensation expense (1)	5,393	1,928
Restructuring and integration expenses (2)	5,340	5,827
Income tax expense	4,496	9,621
Transaction costs (3)	373	1,720
Other components of net periodic pension cost (benefit) (4)	121	(70)
Non-cash gain from remeasurement of indemnification asset (5)	(756)	(400)
Other (6)	2,269	(5,256)
Adjusted EBITDA	$58,469	$83,717
(1)We record Stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(2)For the three months ended March 31, 2023 and 2022, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation.
(3)Expenses related to the Vivial Acquisition and other transaction costs.
(4)Other components of net periodic pension cost (benefit) is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension cost (benefit) relates to periodic mark-to-market pension remeasurement.

(5)In connection with the YP Acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(6)Other primarily represents foreign exchange-related expense. Additionally, during the three months ended March 31, 2022, Other includes the bargain purchase gain as a result of the Vivial Acquisition.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended March 31, 2023
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$93,174	$35,960	$24,480	$1,194	$154,808
Plus:
Depreciation and amortization expense	2,918	1,142	2,779	145	6,984
Stock-based compensation expense	103	46	—	—	149
Adjusted Gross Profit	$96,195	$37,148	$27,259	$1,339	$161,941
Gross Margin	63.3%	61.9%	63.9%	66.3%	63.0%
Adjusted Gross Margin	65.3%	63.9%	71.1%	74.3%	65.9%

	Three Months Ended March 31, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$136,510	$29,409	$31,716	$221	$197,856
Plus:
Depreciation and amortization expense	4,395	979	4,366	76	9,816
Stock-based compensation expense	61	15	—	—	76
Adjusted Gross Profit	$140,966	$30,403	$36,082	$297	$207,748
Gross Margin	64.2%	62.1%	66.5%	26.5%	64.2%
Adjusted Gross Margin	66.3%	64.2%	75.7%	35.6%	67.4%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses in the U.S., International and in Total and (ii) SaaS businesses in the U.S., International and in Total. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended March 31, 2023
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$147,300	$38,326	$185,626	$58,127	$1,802	$59,929
Adjusted EBITDA	41,264	17,409	58,673	1,122	(1,326)	(204)
Adjusted EBITDA Margin	28.0%	45.4%	31.6%	1.9%	(73.6)%	(0.3)%

	Three Months Ended March 31, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$212,533	$47,664	$260,197	$47,343	$835	$48,178
Adjusted EBITDA	66,395	24,097	90,492	(4,364)	(2,411)	(6,775)
Adjusted EBITDA Margin	31.2%	50.6%	34.8%	(9.2)%	NM	(14.1)%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on From 10-Q filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ: THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (“SMBs”) to grow and modernize their operations so they can compete and win in today's economy. Over 50,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end operations, which has helped businesses across the U.S. and overseas grow their bottom line. Thryv also manages digital and print presence for approximately 400,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories. For more information about Thryv Holdings, Inc, visit thryv.com.

Media Contact:
Paige Blankenship
Thryv, Inc.
214-392-9609
paige.blankenship@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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